Exhibit 99.1

Veradigm to Acquire ScienceIO

Veradigm to Leverage ScienceIO’s Leading Healthcare Artificial Intelligence (AI) Platform on the Company’s Large-Scale, High-Quality Data Set to Build Advanced, Private Language Models for Healthcare

Expected to Provide Highly Differentiated and More Advanced Products to Veradigm Customers

Acquisition Will Help Accelerate Platform Improvements Across the Veradigm Network, including the Provider, Payer and Life Sciences Businesses

Next-Generation Products Expected to Improve Outcomes and Lower Costs Across the Healthcare Ecosystem

Positions Veradigm for the Future as Higher Margin Technology and Data Products Company

Reaffirms Previously Issued 2023 Financial Information

CHICAGO – February 27, 2024 – Veradigm Inc. (NASDAQ: MDRX) (the “Company”), a leading provider of healthcare data and technology products and solutions, today announced that it has signed a definitive agreement to acquire ScienceIO. The transaction has been unanimously approved by the Veradigm Board of Directors and is expected to close as promptly as practicable following the satisfaction of customary closing conditions.

Founded in 2019, ScienceIO is a leading AI platform and foundation model provider for healthcare. ScienceIO’s models power diverse healthcare use cases while preserving patient privacy – including patient anonymization, record linkage, information extraction, summarization and predictive analytics.

Through the acquisition, Veradigm expects to:

•

Leverage ScienceIO’s AI platform to create its own proprietary large language models on Veradigm’s rich data set, which spans a comprehensive network of over 400,000 providers and over 200 million patients, while ensuring data integrity and patient privacy;

•

Fast track the launch of new features across Veradigm’s business to enhance the customer experience. This injection of AI is an investment across the entire Veradigm portfolio including the Provider, Payer, and Life Science businesses;

•	Provide the Company with a growth engine for the future by repositioning Veradigm as a leader in the healthcare data intelligence market; and

•	Ultimately deliver greater value to customers and better outcomes to patients throughout the healthcare ecosystem.

“Our core business continues to be strong, profitable and healthy, and we are accelerating our growth strategy with this acquisition,” said Dr. Yin Ho, Veradigm’s Interim CEO and a member of the Company’s Board. “Veradigm has built one of the most unique and valuable assets in the healthcare industry: a large-scale, high-quality data set that spans providers, payers and life sciences companies. By building on our existing partnership and fully integrating ScienceIO’s AI platform, we will be able to extract greater and more accurate insights from this data set and build an AI center of excellence to empower Veradigm’s portfolio across all of our business units with market-leading capabilities. In doing so, we will be able to provide more highly differentiated and advanced products to provider, payer and life sciences customers that ultimately result in higher quality, lower cost care for patients, while positioning Veradigm as a higher-margin technology and data products company poised for future growth and value creation.”

Greg Garrison, Executive Chairman of the Veradigm Board, said, “This acquisition is a natural next step in the strategy our Board has been focused on over the past year to drive continued growth across our business units and create outsized value from the data and analytics of our existing business, while maintaining our healthy balance sheet and strong cash position. We will be at the center of the largest platform shift in healthcare as the industry becomes increasingly focused on value-based care while also reducing administrative burden. The Board has full confidence in Yin and our President, Tom Langan, to lead the Company through this transformation.”

“Together with Veradigm, we will provide new features and capabilities for providers and partners, accelerated by ScienceIO’s differentiated AI platform,” said Will Manidis, CEO of ScienceIO. “Joining Veradigm aligns with ScienceIO’s mission to better serve patients and healthcare professionals with the help of responsible AI. We are thankful for our partners who made this moment possible and we look forward to bringing together our combined strengths to drive innovation and value in the healthcare ecosystem.”

The transaction will be funded through cash on hand and is not subject to a financing condition. The purchase price to be paid for ScienceIO is $140 million in cash (subject to customary adjustments for cash, indebtedness, working capital and transaction expenses), an aggregate of approximately $44 million of which is deferred and substantially all of which is payable in installments on each of the first three anniversaries of the closing date.

2023 Financial Information

The Company has reaffirmed the estimated, unaudited ranges of financial information for fiscal 2023 that it provided on January 10, 2024, at the J.P. Morgan Healthcare Conference and in the Company’s Form 8-K filed on January 10, 2024. Management expects to discuss this information, as well as its 2024 financial outlook, in the coming weeks.

About Veradigm®

Veradigm is a healthcare technology company that drives value through its unique combination of platforms, data, expertise, connectivity, and scale. The Veradigm Network features a dynamic community of solutions and partners providing advanced insights, technology, and data-driven solutions for the healthcare provider, payer, and biopharma markets. For more information about how Veradigm is fulfilling its mission of Transforming Health, Insightfully, visit www.veradigm.com, or find Veradigm on LinkedIn, Facebook, Twitter, and YouTube.

About ScienceIO

ScienceIO is the leading language model company for healthcare. The ScienceIO platform empowers professionals and organizations with secure, responsible AI to streamline workflows, improve decision-making and enhance patient outcomes. ScienceIO’s language models are purpose-built to transform complex medical text into usable data and actionable insights. With ScienceIO, the future of healthcare is smarter, faster and more connected.

Disclaimer and Forward-Looking Statement Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the anticipated benefits from the ScienceIO acquisition, the Company’s strategic priorities and growth opportunities and the Company’s plans regarding future communications to its investors. These forward-looking statements are based on the current beliefs and expectations of the Company’s management with respect to future events, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “continue,” “can,” “may,” “look forward,” “aim,” “hopes,” and similar terms, although not all forward-looking statements contain such words or expressions. Actual results could differ significantly from those set forth in the forward-looking statements. In addition, the estimated, unaudited ranges of financial information for fiscal 2023 that the Company provided on January 10, 2024 were preliminary, unaudited, and based on estimates and subject to completion of our financial closing procedures. Such results were not a comprehensive statement of the Company’s financial results for fiscal 2023, and they may change.

Important factors that may cause actual results to differ materially from those in the forward-looking statements, among others: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed acquisition; the ability to satisfy all conditions to completion of the proposed acquisition; unexpected costs, charges or expenses resulting from the proposed acquisition; the diversion of management’s attention from the Company’s ongoing business operations due to the proposed acquisition; changes in the financial condition of the markets that the Company and ScienceIO serve; risks associated with ScienceIO’s product and service offerings or its results of operations; the challenges, risks and costs involved with integrating the operations of Science IO with the Company’s operations; the Company’s ability to realize the anticipated benefits of the proposed acquisition; and other factors contained in the “Risk Factors” section and elsewhere in the Company’s filings with the SEC from time to time, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Report on Form 8-K filed on January 10, 2024. The Company does not undertake to update any forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes over time, except as required by law.

For more information contact:

Investors:

Jenny Gelinas

312-506-1237

jenny.gelinas@veradigm.com

Media:

Concetta Rasiarmos

312-447-2466

concetta.rasiarmos@veradigm.com

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